SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM T-1


Statement of Eligibility
Under the Trust Indenture Act of 1939
of a Corporation Designated to Act as
Trustee


Check if an Application to Determine
Eligibility of a Trustee Pursuant to Section
305(b)(2) _______________


HARRIS TRUST AND SAVINGS BANK
(Name of Trustee)


        Illinois                                   36-1194448
(State of Incorporation)                        (I.R.S. Employer
                                              Identification No.)


         111 West Monroe Street, Chicago, Illinois 60603
            (Address of principal executive offices)


        Daniel G. Donovan, Harris Trust and Savings Bank,
        111 West Monroe Street, Chicago, Illinois, 60603
                          312-461-2908
   (Name, address and telephone number for agent for service)


                     SOVEREIGN BANCORP, INC.
                        (Name of Obligor)


      Pennsylvania                                 23-2453088
(State of Incorporation)                        (I.R.S. Employer
                                              Identification No.)

                    1130 Berkshire Boulevard,
                 Wyomissing, Pennsylvania  19610
            (Address of principal executive offices)


                     Senior Debt Securities
                 (Title of indenture securities)

1. GENERAL INFORMATION. Furnish the following information as to the Trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

               Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

               The Obligor is not an affiliate of the Trustee.

3. thru 15.

               NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

          A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2.   A copy of the existing by-laws of the Trustee.

          A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of C-Cube
          Microsystems, Inc., File No. 33-97166, and is incorporated herein by reference.

     3. The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

                            SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 10th day of July, 1996.

                              HARRIS TRUST AND SAVINGS BANK

                              By: /s/D.G. Donovan
                                  -------------------------------
                                   D. G. Donovan
                                   Assistant Vice President


                            EXHIBIT A

     The consents of the Trustee required by Section 321(b) of the Act.

     Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              HARRIS TRUST AND SAVINGS BANK

                              By: /s/D.G. Donovan
                                  -------------------------------
                                   D.G. Donovan
                                   Assistant Vice President

                            EXHIBIT B

     Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of March 31, 1996, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                           HARRIS BANK

                  Harris Trust and Savings Bank
                     111 West Monroe Street
                    Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on March 31, 1996, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                 Bank's Transit Number 71000288

                                                       THOUSANDS
                                                       OF DOLLARS
                 ASSETS
Cash and balances due from depository
  institutions:
    Non-interest bearing balances and
      currency and coin . . . . . . . .              $   971,800
    Interest bearing balances . . . . .                  508,198
Securities:
  a.  Held-to-maturity securities . . .                        0
  b.  Available-for-sale securities . .                2,925,091
Federal funds sold and securities
  purchased under agreements to resell
  in domestic offices of the bank and
  of its Edge and Agreement
  subsidiaries, and in IBF's:
    Federal funds sold. . . . . . . . .                  304,450
    Securities purchased under
      agreements to resell. . . . . . .                        0
Loans and lease financing receivables:
    Loans and leases, net of unearned
      income. . . . . . . . . . . . . .  $7,653,290
    LESS:  Allowance for loan and lease
      losses. . . . . . . . . . . . . .      97,833
                                         ----------

    Loans and leases, net of unearned
      income, allowance, and reserve
      (item 4.a minus 4.b). . . . . . .                7,555,457
Assets held in trading accounts . . . .                  107,161
Premises and fixed assets (including
  capitalized leases) . . . . . . . . .                  139,122
Other real estate owned . . . . . . . .                      203
Investments in unconsolidated
  subsidiaries and associated
  companies . . . . . . . . . . . . . .                      200
Customer's liability to this bank on
  acceptances outstanding . . . . . . .                   71,355
Intangible assets . . . . . . . . . . .                   18,251
Other assets. . . . . . . . . . . . . .                  474,460
                                                     -----------
TOTAL ASSETS                                         $13,075,748
                                                     ===========
                    LIABILITIES
Deposits:
  In domestic offices . . . . . . . . .                4,830,361
      Non-interest bearing. . . . . . .   2,390,307
      Interest bearing. . . . . . . . .   2,440,054
  In foreign offices, Edge and
    Agreement subsidiaries, and IBF's .                2,990,031
      Non-interest bearing. . . . . . .      71,451
      Interest bearing. . . . . . . . .   2,918,580
Federal funds purchased and securities
  sold under agreements to repurchase
  in domestic offices of the bank and
  of its Edge and Agreement
  subsidiaries, and in IBF's:
  Federal funds purchased . . . . . . .                  882,146
  Securities sold under agreements to
    repurchase. . . . . . . . . . . . .                2,020,913
Trading Liabilities . . . . . . . . . .                   66,711
Other borrowed money:
  a.  With remaining maturity of one
      year or less. . . . . . . . . . .                  897,852
  b.  With remaining maturity of more
      than one year . . . . . . . . . .                   11,520
Bank's liability on acceptances
  executed and outstanding. . . . . . .                   71,355
Subordinated notes and debentures . . .                  295,000
Other liabilities . . . . . . . . . . .                  186,774
                                                     -----------
TOTAL LIABILITIES                                    $12,252,663
                                                     ===========

                    EQUITY CAPITAL
Common stock. . . . . . . . . . . . . .                  100,000
Surplus . . . . . . . . . . . . . . . .                  275,000
  a.  Undivided profits and capital
      reserves. . . . . . . . . . . . .                  470,392
  b.  Net unrealized holding gains
      (losses) on available-for-sale
      securities. . . . . . . . . . . .                  (22,307)
                                                     -----------
TOTAL EQUITY CAPITAL                                 $   823,085
                                                     ===========
Total liabilities, limited-life
  preferred stock, and equity capital .              $13,075,748
                                                     ===========

     I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                              STEVE NEUDECKER
                              4/30/96

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

                              EDWARD W. LYMAN,
                              ALAN G. McNALLY,
                              MARIBETH S. RAHE
                              Directors.